Exhibit 99.1

Cabot Corp Reports Third Quarter Fiscal 2022 Results

Strong Diluted EPS of $1.69 and Record Adjusted EPS of $1.73

BOSTON--(BUSINESS WIRE)--August 8, 2022--Cabot Corporation (NYSE: CBT) today announced results for its third quarter of fiscal year 2022.

Key Highlights

  14% increase in Diluted EPS and a 28% increase in Adjusted EPS year-over-year
  Record Reinforcement Materials segment EBIT results for the fiscal quarter
  Performance Chemicals segment EBIT increased 17% year-over-year driven by dynamic pricing management and strong product mix
  Continued momentum in Battery Materials with 60% volume increase year-over-year
  Published 2021 Sustainability Report highlighting continued progress towards achieving our 2025 sustainability goals
(In millions, except per share amounts)	Three Months Ended		Nine Months Ended
	6/30/22	6/30/21	6/30/22	6/30/21

Net sales	$1,149	$917	$3,209	$2,505
Net income (loss) attributable to Cabot Corporation	$97	$86	$115	$221

Net earnings (loss) per share attributable to Cabot Corporation	$1.69	$1.48	$1.99	$3.84
Less: Certain items after tax per share	$(0.04)	$0.13	$(2.75)	$(0.07)
Adjusted EPS	$1.73	$1.35	$4.74	$3.91

Sean Keohane, Cabot President and Chief Executive Officer, commented on the quarter: “I am very pleased with our record performance, as the Cabot team once again delivered significant growth in adjusted EPS year-over-year driven by higher margins and stronger volumes across the Company. Our core competitive advantages and relentless focus on disciplined execution enabled us to deliver this exceptional performance despite the impacts of pandemic-related lockdowns in China, continued logistics challenges, and higher energy and raw material costs.”

“Battery Materials continues to deliver strong volume and earnings growth with volumes 60% higher year-over-year. In addition, we returned cash to our shareholders with $21 million of dividends and $13 million of share repurchases in the quarter. Our balance sheet remained strong with approximately $1.1 billion of liquidity and a net debt-to-EBITDA ratio of 1.8 times as of June 30, 2022.”

Financial Detail

For the third quarter of fiscal 2022, net income attributable to Cabot Corporation was $97 million ($1.69 per diluted common share). Net income reflects an after-tax per share charge from certain items of $0.04. Adjusted EPS for the third quarter of fiscal 2022 was $1.73 per share.

Segment Results

Reinforcement Materials – Third quarter fiscal 2022 EBIT in Reinforcement Materials increased by $28 million compared to the third quarter of fiscal 2021. The increase in EBIT was principally driven by improved unit margins from higher pricing in our calendar year 2022 customer agreements and higher volumes across all regions.

Global and regional volume changes for Reinforcement Materials for the third quarter of fiscal 2022 as compared to the same quarter of the prior year are set forth in the table below:

Third Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	5%
Asia	1%
Europe, Middle East, Africa	10%
Americas	6%

Performance Chemicals – Third quarter fiscal 2022 EBIT in Performance Chemicals increased by $9 million compared to the third quarter of fiscal 2021 primarily due to improved unit margins. Higher margins were driven by price increases and product mix in both the specialty carbons and fumed metal oxides product lines. Volumes increased by 2% year-over-year in the Performance Additives business, including robust growth in products sold to battery materials applications, and were flat year-over-year in the Formulated Solutions business.

Cash Performance – The Company ended the third quarter of fiscal 2022 with a cash balance of $208 million. During the third quarter of fiscal 2022, cash flows from operating activities were a source of $34 million. Capital expenditures for the third quarter of fiscal 2022 were $50 million. Additional uses of cash during the third quarter included $21 million for the payment of dividends and $13 million for share repurchases.

Taxes – During the third quarter of fiscal 2022, the Company recorded a tax expense of $49 million with an effective tax rate of 32%. The operating tax rate in the third quarter of fiscal 2022 was 24%, which reflected $15 million of non-GAAP tax adjustments. The year-to-date operating tax rate was 26%, which is our expected operating tax rate for fiscal 2022.

Outlook

Commenting on the outlook for the Company, Keohane said, “Given the strong year-to-date results and our expectations for the fourth quarter of fiscal 2022, we are tightening the range of our adjusted earnings per share outlook for the fiscal year to $6.10 to $6.20. This is at the high-end of our previously communicated range of $5.80 to $6.20 and reflects an increase of $0.15 at the midpoint. We expect to see a normal seasonal impact on our volumes and higher levels of maintenance activity during the fourth quarter. We anticipate continued strong pricing execution and we will continue to leverage our broad global network and reputation for reliability to support our customers in these dynamic times.”

Keohane continued, “With one quarter to go in fiscal 2022, we are on track to deliver greater than 20% year-over-year adjusted EPS growth. I believe the structural changes we’ve made to enhance the resilience of our businesses position us well to deliver value across a variety of economic environments. Our disciplined and balanced approach to capital allocation has allowed us to grow our core businesses, develop key growth vectors, and return capital to shareholders. We believe we are well positioned to capitalize on key macro growth trends such as electric vehicles and will continue to invest aggressively to realize the potential from this transformational opportunity. I believe Cabot is executing well against our “Creating for Tomorrow” strategy and our long-term targets to deliver attractive shareholder returns.”

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, August 9, 2022. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, inkjet colorants, masterbatches and conductive compounds, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2022, including our expectations for adjusted earnings per share , the factors that we expect will impact our results of operations, our ability to deliver value across a variety of economic environments, and our expected operating tax rate for fiscal 2022 are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, disruption to our operations from the COVID-19 pandemic, competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risk related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine; a significant adverse change in a customer relationship; failure to achieve growth expectations from new products, new applications and technology developments; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; and fluctuations in foreign currency exchange and interest rates. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2021 and in our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2022, which are filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow from operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

  Asset impairment charges, which primarily include charges associated with an impairment of goodwill, other long-lived assets or assets held for sale.
  Charges related to the divestiture of our Purification Solutions business, which include accelerated costs associated with the change in control and employee incentive compensation.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Indirect tax settlement credits, which includes favorable settlements resulting in the recoveries of indirect taxes.
  Gains (losses) on sale of a business.
  Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan or the transfer of a pension plan to a multi-employer plan.
  Gain associated with the bargain purchase of a business.
  Gain on the sale of land.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our two reportable segments. In calculating Total segment EBIT we exclude from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow from operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow from operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2022	2021	2022	2021

Net sales and other operating revenues	$1,149	$917	$3,209	$2,505
Cost of sales	914	703	2,544	1,884
Gross profit	235	214	665	621
Selling and administrative expenses	51	68	196	200
Research and technical expenses	14	12	41	41
Loss on sale of business and asset impairment charge	2	—	206	—
Gain on bargain purchase of a business	—	—	(24)	—
Income (loss) from operations	168	134	246	380
Other income (expense)
Interest and dividend income	—	2	7	6
Interest expense	(15)	(12)	(38)	(37)
Other income (expense)	(1)	(1)	(9)	(9)
Total other income (expense)	(16)	(11)	(40)	(40)
Income (loss) before income taxes and equity in earnings of affiliated companies	152	123	206	340
(Provision) benefit for income taxes	(49)	(30)	(73)	(93)
Equity in earnings of affiliated companies, net of tax	3	2	7	3
Net income (loss)	106	95	140	250
Net income (loss) attributable to noncontrolling interests	9	9	25	29
Net income (loss) attributable to Cabot Corporation	$97	$86	$115	$221

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$1.69	$1.48	$1.99	$3.84

Diluted weighted average common shares outstanding	56.8	57.0	56.9	56.8

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2022	2021	2022	2021

Sales
Reinforcement Materials	$707	$479	$1,875	$1,288
Performance Chemicals	372	303	1,034	864
Performance Additives	270	208	763	595
Formulated Solutions	102	95	271	269
Purification Solutions	—	69	97	191
Segment sales	1,079	851	3,006	2,343
Unallocated and other (A)	70	66	203	162
Net sales and other operating revenues	$1,149	$917	$3,209	$2,505

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$113	$85	$299	$262
Performance Chemicals	63	54	185	166
Purification Solutions	—	6	—	6
Total Segment Earnings Before Interest and Taxes	176	145	484	434

Unallocated and Other
Interest expense	(15)	(12)	(38)	(37)
Certain items (C)	12	5	(185)	(7)
Unallocated corporate costs	(15)	(14)	(45)	(43)
General unallocated income (expense) (D)	(3)	1	(3)	(4)
Less: Equity in earnings of affiliated companies	3	2	7	3
Income (loss) before income taxes and equity in earnings of affiliated companies	152	123	206	340
(Provision) benefit for income taxes (including tax certain items)	(49)	(30)	(73)	(93)
Equity in earnings of affiliated companies	3	2	7	3
Net income (loss)	106	95	140	250
Net income (loss) attributable to noncontrolling interests	9	9	25	29
Net income (loss) attributable to Cabot Corporation	$97	$86	$115	$221

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$1.69	$1.48	$1.99	$3.84

Adjusted earnings (loss) per share (E)	$1.73	$1.35	$4.74	$3.91

Diluted weighted average common shares outstanding	56.8	57.0	56.9	56.8
(A)	Unallocated and other reflects royalties, by-product revenue, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.
(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.
(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)	General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for investments.
(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,	September 30,
Dollars in millions (unaudited)	2022	2021

Current assets:
Cash and cash equivalents	$208	$168
Accounts and notes receivable, net of reserve for doubtful accounts of $3 and $4	876	645
Inventories:
Raw materials	184	168
Finished goods	424	300
Other	56	55
Total inventories	664	523
Prepaid expenses and other current assets	123	89
Total current assets	1,871	1,425

Property, plant and equipment, net	1,273	1,376

Goodwill	136	140
Equity affiliates	18	40
Intangible assets, net	67	100
Deferred income taxes	57	53
Other assets	146	172
Total assets	$3,568	$3,306

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2022	2021

Current liabilities:
Short-term borrowings	$291	$72
Accounts payable and accrued liabilities	738	667
Income taxes payable	49	35
Current portion of long-term debt	22	373
Total current liabilities	1,100	1,147

Long-term debt	1,097	717
Deferred income taxes	73	73
Other liabilities	255	279

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value, Issued: 56,436,645 and 56,870,237 shares Outstanding: 56,298,570 and 56,726,818 shares	56	57
Less cost of 138,075 and 143,419 shares of common treasury stock	(3)	(4)
Additional paid-in capital	—	24
Retained earnings	1,210	1,159
Accumulated other comprehensive income (loss)	(368)	(289)
Total Cabot Corporation stockholders' equity	895	947
Noncontrolling interests	148	143
Total stockholders' equity	1,043	1,090
Total liabilities and stockholders' equity	$3,568	$3,306

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2021					Fiscal 2022
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales
Reinforcement Materials	$375	$434	$479	$493	$1,781	$541	$627	$707	$—	$1,875
Performance Chemicals	267	294	303	284	1,148	302	360	372	—	1,034
Performance Additives	184	203	208	201	796	227	266	270	—	763
Formulated Solutions	83	91	95	83	352	75	94	102	—	271
Purification Solutions	59	63	69	66	257	61	36	—	—	97
Segment sales	701	791	851	843	3,186	904	1,023	1,079	—	3,006
Unallocated and other (A)	45	51	66	61	223	64	69	70	—	203
Net sales and other operating revenues	$746	$842	$917	$904	$3,409	$968	$1,092	$1,149	$—	$3,209

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$88	$89	$85	$67	$329	$85	$101	$113	$—	$299
Performance Chemicals	54	58	54	45	211	52	70	63	—	185
Purification Solutions	(2)	2	6	4	10	—	—	—	—	—
Total Segment Earnings Before Interest and Taxes	140	149	145	116	550	137	171	176	—	484
Unallocated and Other
Interest expense	(12)	(13)	(12)	(12)	(49)	(12)	(11)	(15)	—	(38)
Certain items (C)	(11)	(1)	5	(27)	(34)	(204)	7	12	—	(185)
Unallocated corporate costs	(13)	(16)	(14)	(15)	(58)	(14)	(16)	(15)	—	(45)
General unallocated income (expense) (D)	(5)	—	1	4	—	1	(1)	(3)	—	(3)
Less: Equity in earnings of affiliated companies	—	1	2	—	3	1	3	3	—	7
Income (loss) before income taxes and equity in earnings of affiliated companies	99	118	123	66	406	(93)	147	152	—	206
(Provision) benefit for income taxes (including tax certain items)	(29)	(34)	(30)	(30)	(123)	12	(36)	(49)	—	(73)
Equity in earnings of affiliated companies	—	1	2	—	3	1	3	3	—	7
Net income (loss)	70	85	95	36	286	(80)	114	106	—	140
Net income (loss) attributable to noncontrolling interests	10	10	9	7	36	9	7	9	—	25
Net income (loss) attributable to Cabot Corporation	$60	$75	$86	$29	$250	$(89)	$107	$97	$—	$115
Diluted earnings (loss) per share of common stock attributable to Cabot Corporation	$1.06	$1.30	$1.48	$0.50	$4.34	$(1.57)	$1.84	$1.69	$—	$1.99
Adjusted earnings (loss) per share (E)	$1.18	$1.38	$1.35	$1.11	$5.02	$1.29	$1.69	$1.73	$—	$4.74
Diluted weighted average common shares outstanding	56.6	56.7	57.0	56.9	56.8	56.8	57.1	56.8	—	56.9
(A)	Unallocated and other reflects royalties, by-product revenue, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.
(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.
(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)	General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for investments.
(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended June 30	Three Months		Nine Months
Dollars in millions (unaudited)	2022	2022	2022	2022

Cash Flows from Operating Activities:
Net income (loss)	$106	$95	$140	$250
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	36	40	111	117
Other non-cash charges (gains), net	1	(1)	151	34
Cash dividends received from equity affiliates	1	1	1	2
Changes in assets and liabilities:
Changes in certain working capital items (A)	(136)	(47)	(390)	(226)
Changes in other assets and liabilities, net	26	(17)	(18)	(20)
Cash provided by (used in) operating activities	34	71	(5)	157

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(50)	(46)	(121)	(115)
Proceeds from sale of business	—	—	79	—
Cash paid for acquisitions of business, net of cash acquired of $0, $0, $5 and $0	(14)	—	(9)	—
Other investing activities, net	18	2	20	5
Cash provided by (used in) investing activities	(46)	(44)	(31)	(110)

Cash Flows from Financing Activities:
Change in debt, net	83	15	256	29
Cash dividends paid to common stockholders	(21)	(20)	(63)	(60)
Other financing activities, net	(18)	(16)	(64)	(17)
Cash provided by (used in) financing activities	44	(21)	129	(48)
Effect of exchange rates on cash	(33)	17	(49)	23
Increase (decrease) in cash, cash equivalents and restricted cash	(1)	23	44	22
Cash, cash equivalents and restricted cash at beginning of period	215	150	170	151
Cash, cash equivalents and restricted cash at end of period (B)	$214	$173	$214	$173
(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.
(B)	Restricted cash was $6 million as of June 30, 2022. There was no restricted cash as of June 30, 2021.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2022	2021	2022	2021

Certain items before and after income taxes

Gain on bargain purchase of a business	$—	$—	$24	$—
Gain on sale of land	17	—	17	—
Loss on sale of business and asset impairment charge	(2)	—	(206)	—
Legal and environmental matters and reserves	(1)	—	(9)	—
Divestiture related charges	—	—	(5)	—
Acquisition and integration-related charges	(1)	(2)	(4)	(4)
Global restructuring activities	(1)	(4)	(3)	(8)
Employee benefit plan settlement and other charges	—	(1)	—	(6)
Indirect tax settlement credits	—	12	—	12
Other certain items	—	—	1	(1)
Total certain items, pre-tax	12	5	(185)	(7)

Non-GAAP tax adjustments(A)	(15)	2	29	3
Total certain items after tax	$(3)	$7	$(156)	$(4)
Total certain items after tax per share impact	$(0.04)	$0.13	$(2.75)	$(0.07)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended June 30	Three Months		Nine Months
Dollars in millions, Pre-Tax (unaudited)	2022	2021	2022	2021

Statement of Operations Line Item (B)
Net sales and other operating revenues	$—	$9	$—	$9
Loss on sale of business and asset impairment charge	(2)	—	(206)	—
Gain on bargain purchase of a business	—	—	24	—
Cost of sales	(2)	(2)	(7)	(7)
Selling and administrative expenses	15	(3)	4	(4)
Research and technical expenses	—	—	—	(1)
Other income (expense)	1	1	—	(4)
Total certain items, pre-tax	$12	$5	$(185)	$(7)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended June 30	2022		2021
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(49)	32%	$(30)	24%
Less: Non-GAAP tax adjustments(A)	(15)		2
Operating tax rate (C) (D)	$(34)	24%	$(32)	27%

Nine months ended June 30	2022		2021
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(73)	35%	$(93)	27%
Less: Non-GAAP tax adjustments(A)	29		3
Operating tax rate (C) (D)	$(102)	26%	$(96)	28%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2022 and FISCAL 2021
	Fiscal 2022 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.57)	$1.84	$1.69	$—	$1.99
Less: Certain items after tax per share	(2.86)	0.15	(0.04)	—	(2.75)
Adjusted earnings (loss) per share	$1.29	$1.69	$1.73	$—	$4.74

	Fiscal 2021 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.06	$1.30	$1.48	$0.50	$4.34
Less: Certain items after tax per share	(0.12)	(0.08)	0.13	(0.61)	(0.68)
Adjusted earnings (loss) per share	$1.18	$1.38	$1.35	$1.11	$5.02
(A)	Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes and tax accruals on historic earnings due to changes in indefinite reinvestment assertions.
(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)	The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.
(D)	Our operating tax rate for fiscal 2022 is expected to be approximately 26%.
(E)	Per share amounts are calculated after tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2022 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.57)	$1.84	$1.69	$—	$1.99
Less: Certain items after tax per share	(2.86)	0.15	(0.04)	—	(2.75)
Adjusted earnings (loss) per share	$1.29	$1.69	$1.73	$—	$4.74

	Fiscal 2021 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.06	$1.30	$1.48	$0.50	$4.34
Less: Certain items after tax per share	(0.12)	(0.08)	0.13	(0.61)	(0.68)
Adjusted earnings (loss) per share	$1.18	$1.38	$1.35	$1.11	$5.02

(A) Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2022
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$(89)	$107	$97	$—	$115
Net income (loss) attributable to noncontrolling interests	9	7	9	—	25
Equity in earnings of affiliated companies, net of tax	(1)	(3)	(3)	—	(7)
Provision (benefit) for income taxes	(12)	36	49	—	73
Income (loss) before income taxes and equity in earnings of affiliated companies	$(93)	$147	$152	$—	$206
Interest expense	12	11	15	—	38
Certain items	204	(7)	(12)	—	185
Unallocated corporate costs	14	16	15	—	45
General unallocated (income) expense	(1)	1	3	—	3
Less: Equity in earnings of affiliated companies	(1)	(3)	(3)	—	(7)
Total Segment EBIT	$137	$171	$176	$—	$484
Depreciation and amortization excluding corporate depreciation	39	36	35	—	110
Total Segment EBITDA	$176	$207	$211	$—	$594
Less: Unallocated corporate costs before corporate depreciation	14	16	14	—	44
Adjusted EBITDA	$162	$191	$197	$—	$550

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reinforcement Materials EBIT	$85	$101	$113	$—	$299
Reinforcement Materials Depreciation and amortization	18	18	17	—	53
Reinforcement Materials EBITDA	$103	$119	$130	$—	$352
Reinforcement Materials Sales	$541	$627	$707	$—	$1,875
Reinforcement Materials EBITDA Margin	19%	19%	18%	—%	19%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Performance Chemicals EBIT	$52	$70	$63	$—	$185
Performance Chemicals Depreciation and amortization	18	18	18	—	54
Performance Chemicals EBITDA	$70	$88	$81	$—	$239
Performance Chemicals Sales	$302	$360	$372	$—	$1,034
Performance Chemicals EBITDA Margin	23%	24%	22%	—%	23%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Purification Solutions EBIT	$—	$—	$—	$—	$—
Purification Solutions Depreciation and amortization	3	—	—	—	3
Purification Solutions EBITDA	$3	$—	$—	$—	$3
Purification Solutions Sales	$61	$36	$—	$—	$97
Purification Solutions EBITDA Margin	5%	—%	—%	—%	3%

Dollars in millions	Fiscal 2022
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash Flow from Operating Activities	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Cash flow from operating activities (B)	$(49)	$10	$34	$—	$(5)
Less: Additions to property, plant and equipment	30	41	50	—	121
Free cash flow	$(79)	$(31)	$(16)	$—	$(126)
Plus: Additions to property, plant and equipment	30	41	50	—	121
Less: Changes in net working capital (C)	(143)	(111)	(136)	—	(390)
Less: Sustaining and compliance capital expenditures	22	25	35	—	82
Discretionary free cash flow	$72	$96	$135	$—	$303

(B) As provided in the Condensed Consolidated Statements of Cash Flows.
(C) Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.